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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     We consent to the use in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Amendment No. 2 to Form S-1 of our report dated June 5, 1998, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Experts" in such Prospectus.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Tweeter Home Entertainment Group, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 12, 1998